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                                                                    EXHIBIT 10.1

                           NON-COMPETITION AGREEMENT


     This Non-Competition Agreement (this "Agreement") is entered into as of June 23, 1998 by and between Digital Video Systems, Inc., a Delaware corporation ("DVS") and Hyundai Electronics Industries Company, Ltd. ("Hyundai"). For purposes of this Agreement all references to Dollars or "$" mean lawful currency of the United States of America. Terms used herein and not otherwise defined shall have the meaning given to such terms in the Purchase Agreement (defined below).

     WHEREAS, pursuant to the Asset Purchase Agreement dated as of May 8, 1998, as amended (the "Purchase Agreement"), by and among DVS and Hyundai, DVS has agreed to purchase the Tangible Assets and to license the Intangible Assets, and Hyundai has agreed to sell the Assets and to grant to DVS certain additional rights, for $1,000,000 in cash and 2,000,000 shares of the common stock of DVS, all as set forth in the Purchase Agreement (the "Transaction"); and

     WHEREAS, in connection with the negotiations for the Transaction, the parties have agreed to enter into this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereby agree as follows:

     1.   Non-Competition and Non-Solicitation.
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          1.1  Hyundai agrees that for a period of three years beginning on the later to occur of the IP Closing Date and the Asset Closing Date, it shall not directly or through any wholly-owned subsidiary (other than Maxtor), in any capacity, engage or participate in, the DVD-ROM, CD-R, CD-RW and DVD-RAM businesses or render advisory or consulting or other services in connection with any Competing Business in the United States, Canada, Europe or China. For purposes of this Agreement, "Competing Business" shall be defined as any business and any branch, office or operation thereof, which competes in whole or in part with the DVD-ROM, CD-R, CD-RW and DVD-RAM business of DVS, its subsidiaries and its affiliates, including, without limitation, DVS-Korea (collectively, the "Company").

          1.2 Hyundai agrees that for a period of three years beginning on the later to occur of the IP Closing Date and the Asset Closing Date, it shall not, and it shall not permit its wholly-owned subsidiaries (other than Maxtor) to, make any financial investment, whether in the form of equity or debt, or own any interest, directly or indirectly, in any Competing Business in the United States, Canada, Europe or China. Nothing in this paragraph shall, however, restrict Hyundai from making any investment in any company whose stock is listed on a national securities exchange in the United States, Korea or elsewhere; provided, that (a) such investment does not give Hyundai the
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                                       1.
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right to control or influence the policy decisions of any Competing Business, and (b) such investment constitutes an ownership interest of less than 5% of any such Competing Business.

          1.3 Hyundai agrees that for a period of three years beginning on the later of the IP Closing Date and the Asset Closing Date, Hyundai shall not, directly or indirectly (a) encourage any employee, supplier or customer of the Company or any of its successors in interest to end his or its employment or supplier or customer relationship, as the case may be, with the Company or any of its successors in interest, (b) employ, hire, solicit or cause to be employed, hired or solicited (other than by the Company or any of its successors in interest), or encourage others to employ or hire any person who within three years prior thereto was employed by the Company or its successors in interest, or (c) establish a business with, or encourage others to establish a business with, any person who within three years prior thereto was an employee, supplier or customer of the Company, or any of its successors in interest.

          1.4 If the Transaction is not consummated, this Agreement shall terminate and shall be without further force and effect, and none of the parties hereto shall have any further obligation of any nature or kind whatsoever in connection with this Agreement.

     2.   Term.  The term of this Agreement shall be for three years beginning
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on the Closing Date.

     3.   Reasonable Limitations.  Hyundai acknowledges that, given the nature
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of the Company's business, the covenants set forth in Section 1 hereof contain reasonable limitations as to time, geographical area and scope of activity to be restrained, and do not impose a greater restraint than is necessary to protect the legitimate business interests of the Company. If, however, Section 1 is determined by any court of competent jurisdiction, to be unenforceable by reason of its extending for too long a period of time or over too large a geographic area or by reason of its being too extensive in any other respect or for any other reason, it will be interpreted to extend only over the longest period of time for which it may be enforceable and/or over the largest geographical area as to which it may be enforceable and/or to the maximum extent in all other aspects as to which it may be enforceable, all as determined by such court.

     4.   Acknowledgement.  Hyundai understands that the restrictions in Section
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1 hereof may limit its ability to generate revenue or profits in a business similar to a Competing Business, but Hyundai nevertheless believes that it has received and will receive sufficient consideration under the Purchase Agreement to justify such restrictions.

     5.   Miscellaneous.
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          5.1  Succession and Assignment.  This Agreement shall be binding upon
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and inure to the benefit of the parties named herein and their respective successors and

                                       2.
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permitted assigns. No party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written consent of the other party.

          5.2  Counterparts.  This Agreement may be executed in one or more
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counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

          5.3  Headings.  The section headings contained in this Agreement are
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inserted for convenience only and shall not affect in any way the meaning or interpreta tion of this Agreement.

          5.4  Notices.  All notices, requests, demands, claims, and other
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communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given: when received, if personally delivered; when transmitted, if transmitted by telecopy, electronic or digital transmission method; five business days after such notice, request, demand claim or other communication is sent (unless there is a postal strike in effect at the time such mail is sent, in which case delivery shall be deemed to have occurred five business days after the cessation of such postal strike), if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

     IF TO HYUNDAI:

     HYUNDAI ELECTRONICS INDUSTRIES COMPANY, LTD.
     12th Fl. Hyundai Jeonja Bldg.
     66, Jeokseon-dong Jongro-ku
     Seoul, Korea
     Attention:  Kyung H. Jee, Esq.
     Fax: (02) 733-2145, or 2146 or 2147

     COPY TO:

     HYUNDAI ELECTRONICS INDUSTRIES COMPANY, LTD.
     International Finance Department, 12th Fl.
     140-2 Kye-Dong Chongro-Ku
     Seoul, Korea
     Attention: K.H. Lee
     Fax: (02) 746-8076

     IF TO DVS:
     Digital Video Systems, Inc.
     160 Knowles Drive
     Los Gatos, California, USA 95032
     Attention:  Thomas R. Parkinson, President
     Facsimile:  (408) 874-8222

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     COPY TO:

     Troy & Gould Professional Corporation
     1801 Century Park East, Suite 1600
     Los Angeles, California, USA 90067
     Attention:  Sanford J. Hillsberg, Esq.
     Facsimile:  (310) 201-4746

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

          5.5  Governing Law. This Agreement shall be governed by and construed
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in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

          5.6  Amendments and Waivers.  No amendment of any provision of this
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Agreement shall be valid unless the same shall be in writing and signed by each of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

          5.7  Severability.  Any term or provision of this Agreement that is
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invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

          5.8  Submission to Jurisdiction.  Each of the parties hereto submits
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to the exclusive jurisdiction of any state or federal court sitting in the State of California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto.

                                       4.
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     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above written.



DIGITAL VIDEO SYSTEMS, INC.



By: /s/ Edmund Y. Sun
   --------------------------------
   Name:  Edmund Y. Sun
   Title: Chairman


HYUNDAI ELECTRONICS INDUSTRIES COMPANY, LTD.

By: /s/ Youn Huh
   --------------------------------
   Name:  Youn Huh
   Title: Senior VP

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